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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212013

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.950% Notes due November 1, 2028	$500,000,000	99.844%	$499,220,000	$60,505.46

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 14, 2016)

$500,000,000 3.950% Notes due 2028

        Kimberly-Clark will pay interest on the 3.950% notes due November 1, 2028 (the "notes") on May 1 and November 1 of each year. The first payment on the notes will be made on May 1, 2019. We may redeem the notes at our option and at any time, either as a whole or in part, at the redemption prices described in this prospectus supplement. If we experience a change of control repurchase event, we may be required to offer to repurchase the notes from holders.

        The notes will not be listed on any national securities exchange or quoted on any automated dealer quotation system. Currently there is no public market for the notes.

        Investing in the notes involves risks. Please see "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	99.844%	$499,220,000

Underwriting discount	0.450%	$2,250,000

Proceeds to Kimberly-Clark (before expenses)	99.394%	$496,970,000

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will begin to accrue on October 29, 2018 and must be paid by the purchaser if the notes are delivered after October 29, 2018. The proceeds to Kimberly-Clark set forth above do not take into account offering expenses.

        The notes are offered severally by the underwriters, subject to the satisfaction of various conditions. The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about October 29, 2018.

Joint Book-Running Managers

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan

HSBC	Morgan Stanley

Senior Co-Managers

Deutsche Bank Securities	RBC Capital Markets

Co-Managers

Citigroup	Credit Suisse	MUFG

The date of this Prospectus Supplement is October 24, 2018.

i

        You should read this prospectus supplement and the accompanying prospectus carefully before you invest. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you different information. If anyone gives you different or inconsistent information, you should not rely on it. This prospectus supplement may add to, update or change information in the accompanying prospectus. The information contained in this prospectus supplement is current only as of the date appearing at the bottom of the cover. Since that date, our business, financial condition, results of operations and prospects may have changed.

        In this prospectus supplement and the accompanying prospectus, unless we otherwise specify or the context otherwise requires, references to "Kimberly-Clark," the "Company," "we," "us," and "our" refer to Kimberly-Clark Corporation and its consolidated subsidiaries. We are not, and the underwriters are not, offering to sell or seeking offers to buy securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and its exhibits which we filed with the Securities and Exchange Commission (the "SEC"). You should read the registration statement and its exhibits for information that may be of interest to you. For information on obtaining a copy of the registration statement, see "Where You Can Find More Information" in this prospectus supplement.

        The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. This prospectus supplement and the accompanying prospectus may be used only in connection with the offering of the notes. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about, and observe, any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting" in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information concerning its public reference rooms and regional offices. Our SEC filings also are available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.kimberly-clark.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC automatically updates and supersedes information in this prospectus supplement.

        We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), until this offering is completed:

  •
  Our annual report on Form 10-K for the year ended December 31, 2017 (the "2017 Annual Report");

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  Our quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

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  Our current reports on Form 8-K filed on February 22, 2018, May 11, 2018, September 12, 2018 and October 22, 2018 (dated October 19, 2018 and relating to Items 5.02 and 9.01); and

  •
  The information in our definitive proxy statement filed on March 16, 2018 that is incorporated by reference in the 2017 Annual Report.

        We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus supplement, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100 (telephone 972-281-1200); attention: Secretary of the Corporation.

 DESCRIPTION OF KIMBERLY-CLARK

        Kimberly-Clark is a global company focused on leading the world in essentials for a better life through product innovation and building its personal care, consumer tissue and K-C Professional brands. Kimberly-Clark is principally engaged in the manufacturing and marketing of a wide range of products mostly made from natural or synthetic fibers using advanced technologies in fibers, nonwovens and absorbency.

        Kimberly-Clark is organized into operating segments based on product groupings. These operating segments have been aggregated into three reportable global business segments. Information on these three segments, as well as their principal sources of revenue, is included below.

  •
  Personal Care brands offer Kimberly-Clark's consumers a trusted partner in caring for their families by delivering confidence, protection and discretion through a wide variety of innovative solutions and products such as disposable diapers, training and youth pants, swimpants, baby wipes, feminine and incontinence care products, and other related products. Products in this segment are sold under the Huggies, Pull-Ups, Little Swimmers, GoodNites, DryNites, Kotex, U by Kotex, Intimus, Depend, Plenitud, Poise and other brand names.

  •
  Consumer Tissue offers a wide variety of innovative solutions and trusted brands that touch and improve people's lives every day. Products in this segment include facial and bathroom tissue, paper towels, napkins and related products, and are sold under the Kleenex, Scott, Cottonelle, Viva, Andrex, Scottex, Neve and other brand names.

  •
  K-C Professional partners with businesses to create Exceptional Workplaces, helping to make them healthier, safer and more productive through a range of solutions and supporting products such as wipers, tissue, towels, apparel, soaps and sanitizers. Kimberly-Clark's brands, including Kleenex, Scott, WypAll, Kimtech and Jackson Safety, are well-known for quality and trusted to help people around the world work better.

        These reportable segments were determined in accordance with how our chief operating decision maker and our executive managers develop and execute our global strategies to drive growth and profitability of our worldwide personal care, consumer tissue and K-C Professional operations. These strategies include global plans for branding and product positioning, technology, research and development programs, cost reductions including supply chain management and capacity and capital investments for each of these businesses.

        Products for household use are sold directly to supermarkets, mass merchandisers, drugstores, warehouse clubs, variety and department stores and other retail outlets, as well as through other distributors and e-commerce. Products for away-from-home use are sold through distributors and directly to manufacturing, lodging, office building, food service and high volume public facilities.

        In January 2018, we announced the 2018 Global Restructuring Program to reduce our structural cost base by streamlining and simplifying our manufacturing supply chain and overhead organization. We expect to close or sell approximately 10 manufacturing facilities and expand production capacity at several others. We expect to exit or divest some lower-margin businesses that generate approximately 1 percent of our net sales. The sales are concentrated in our consumer tissue business segment. We also continuously evaluate our portfolio of businesses. If we do not successfully manage the risks associated with the restructuring program or other potential structural changes, including any acquisitions and divestitures, our business, financial condition, and results of operations could be adversely affected.

        Kimberly-Clark was incorporated in Delaware in 1928. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.

RISK FACTORS

        You should carefully consider the risk factors under the heading "Risk Factors" in our 2017 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as supplemental risk factors set forth below and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances.

An active trading market may not develop for the notes.

        The notes constitute a new issue of securities for which no established trading market exists. An active secondary market in the notes may not develop, and little or no demand for the notes may exist in any secondary market that may develop. In addition, liquidity may be limited if the notes are offered to a limited number of investors. Consequently, investors may not be able to sell their notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Any illiquidity of the notes could have an adverse effect on the market value of the notes. It is not possible to predict with any certainty the price at which the notes will trade in any secondary market in the notes that may develop.

        The underwriters have advised us that they or their respective affiliates may make a market in the notes, but they do not have any obligation to do so. Any underwriter or any affiliate of an underwriter conducting any market making activity in the notes may discontinue that activity at any time and without notice.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

        The market prices of the notes will depend on many factors, including, among others, the following:

  •
  ratings on our debt securities assigned by rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

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  our results of operations, financial condition and prospects; and

  •
  conditions in the financial markets.

        Conditions in the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

        Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

 SELECTED FINANCIAL DATA

IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS

	Nine Months Ended September 30,(a)		Year Ended December 31,
	2018	2017	2017(b)	2016(c)	2015(d)	2014(e)	2013(f)
Net Sales	$13,917	$13,745	$18,348	$18,287	$18,682	$19,817	$19,561
Gross Profit	4,195	4,979	6,587	6,691	6,667	6,752	6,609
Operating Profit	1,590	2,530	3,358	3,383	3,038	2,619	2,903
Share of Net Income of Equity Companies	80	79	104	132	149	146	205
Income from Continuing Operations	1,024	1,694	2,319	2,219	1,066	1,545	2,018
Income from Discontinued Operations, Net of Income Taxes	—	—	—	—	—	50	203
Net Income	1,024	1,694	2,319	2,219	1,066	1,595	2,221
Net Income Attributable to Noncontrolling
Interests in Continuing Operations	(25)	(33)	(41)	(53)	(53)	(69)	(79)
Net Income Attributable to Kimberly-Clark	999	1,661	2,278	2,166	1,013	1,526	2,142
Per Share Basis
Net Income Attributable to Kimberly-Clark
Basic
Continuing Operations	2.86	4.69	6.44	6.03	2.78	3.94	5.05
Discontinued Operations	—	—	—	—	—	0.13	0.53
Net Income	2.86	4.69	6.44	6.03	2.78	4.07	5.58
Diluted
Continuing Operations	2.85	4.66	6.40	5.99	2.77	3.91	5.01
Discontinued Operations	—	—	—	—	—	0.13	0.52
Net Income	2.85	4.66	6.40	5.99	2.77	4.04	5.53
Cash Dividends
Declared	3.00	2.91	3.88	3.68	3.52	3.36	3.24
Paid	2.97	2.86	3.83	3.64	3.48	3.33	3.17
Ratio of Earnings to Fixed Charges(g)	6.07x	8.20x	8.41x	8.37x	4.63x	7.15x	7.99x

	At September 30,		At December 31,
	2018	2017	2017	2016	2015	2014	2013
Total Assets	$14,583	$15,049	$15,151	$14,602	$14,842	$15,526	$18,919
Long-Term Debt	5,739	7,057	6,472	6,439	6,106	5,630	5,386
Total Stockholders' Equity	112	498	882	117	40	999	5,140

(a)
Unaudited consolidated financial data has been prepared on the same basis as the 2017 Annual Report, except for items addressed in our Form 8-K filed on February 22, 2018 (the "February 2018 8-K"), which is incorporated by reference herein, and includes all adjustments necessary to present fairly the selected financial data for the periods indicated. Results for the nine months ended September 30, 2018 include pre-tax charges of $856, $649 after tax, related to the 2018 Global Restructuring Program and a net tax expense of $108 for 2017 U.S. tax reform related matters. We filed the February 2018 8-K to recast certain prior period financial information related to our adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits

  (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, and the classification of costs associated with sales of K-C Professional dispensers.

(b)
Results include other expense of $24 and an income tax benefit of $85 for 2017 U.S. tax reform and related matters. See Item 8, Notes 4 and 11 to the consolidated financial statements contained in the 2017 Annual Report (the "Consolidated Financial Statements") for details.

(c)
Results include other income of $11 related to an updated assessment of the deconsolidation of our Venezuelan operations. Additionally, results were negatively impacted by pre-tax charges of $35, $27 after tax, related to the 2014 Organization Restructuring. See Item 8, Notes 1 and 2 to the Consolidated Financial Statements for details.

(d)
Results include pre-tax charges related to pension settlements of $1,358, $835 after tax, a $45 nondeductible charge related to the remeasurement of the Venezuelan balance sheet and a pre-tax charge of $108, $102 after tax, related to the deconsolidation of our Venezuelan operations. Additionally, results were negatively impacted by pre-tax charges of $63, $42 after tax, related to the 2014 Organization Restructuring, and nondeductible charges of $23 related to the restructuring of operations in Turkey. Also included is an income tax charge of $49 related to prior years as a result of an updated assessment of uncertain tax positions in certain of our international operations. See Item 8, Notes 1, 2, 6 and 11 to the Consolidated Financial Statements for details.

(e)
Results include pre-tax charges of $133, $95 after tax, related to the 2014 Organization Restructuring, pre-tax charges of $33, $30 after tax, related to European strategic changes, a nondeductible charge of $462 related to the remeasurement of the Venezuelan balance sheet and a nondeductible charge of $35, $17 attributable to Kimberly-Clark Corporation, related to a regulatory dispute in the Middle East. Additionally, results were negatively impacted by pre-tax charges of $157, $138 after tax, for transaction and related costs associated with the spin-off of the health care business (classified in discontinued operations).

(f)
Results include pre-tax charges of $81, $66 after tax, related to European strategic changes. Additionally, results were negatively impacted by a $36 pre-tax charge, $26 after tax, related to the devaluation of the Venezuelan bolivar.

(g)
For the purpose of computing our ratios of earnings to fixed charges, we define "earnings" to mean our income from continuing operations before income taxes plus our interest expense, an estimate of the interest factor in our rent expense and amortization of capitalized interest plus (a) our share of 50% owned equity affiliates and the distributed income of our less than 50% owned equity affiliates. For the purpose of computing our ratios of earnings to fixed charges, we define "fixed charges" to mean our interest expense, our capitalized interest and an estimate of the interest factor in our rent expense.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $496.2 million after deducting underwriting discounts and commissions and estimated expenses of the offering payable by us. We anticipate using the net proceeds from this offering for general corporate purposes including the repayment of a portion of our commercial paper balance.

        At September 30, 2018, our outstanding commercial paper indebtedness was $0.910 billion, had a weighted average interest rate of 2.116% and a weighted average maturity of 12 days.

 DESCRIPTION OF NOTES

        The following summary of the terms of the notes supplements the general description of debt securities contained in the accompanying prospectus. To the extent the following terms are inconsistent with the general description contained in the accompanying prospectus, the following terms replace such inconsistent terms. You should read both the accompanying prospectus and this prospectus supplement.

General

        The notes:

  •
  will be in an aggregate initial principal amount of $500.0 million, subject to our ability to issue additional notes which may be of the same series as described under "—Further Issues,"

  •
  will mature on November 1, 2028,

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  will bear interest at a rate of 3.950% per annum,

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  will be our senior debt, ranking equally with all our other present and future unsecured and unsubordinated indebtedness,

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  will be issued in U.S. dollars in denominations of $2,000 and integral multiples of $1,000 in excess thereof,

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  will be repaid at par at maturity,

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  will be redeemable by us at any time prior to maturity as described below under "—Optional Redemption,"

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  will be subject to repurchase by us upon a Change of Control Repurchase Event as described below under "—Repurchase upon Change of Control Repurchase Event,"

  •
  will be subject to defeasance and covenant defeasance as described below under "—Defeasance and Covenant Defeasance," and

  •
  will not be subject to any sinking fund.

        The indenture and the notes do not limit the amount of indebtedness that may be incurred or the amount of securities that may be issued by us.

Interest

        Interest on the notes will accrue from and include October 29, 2018 or from and include the most recent interest payment date to which interest has been paid or provided for. We will make interest payments semi-annually on May 1 and November 1 of each year, with the first interest payment being made on May 1, 2019. We will make interest payments to the person in whose name the notes are registered at the close of business on April 15 and October 15, as applicable (in each case, whether or not a business day), before the next interest payment date.

        If the interest payment date is not a business day at the relevant place of payment, payment of interest will be made on the next day that is a business day at such place of payment and no interest will accrue for the period from and after such interest payment date. For the purposes of the notes, "business day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

  Meaning of Terms

        We may redeem notes at our option as described below. See "—Our Redemption Rights." The following terms are relevant to the determination of the redemption price:

        When we use the term "Treasury Rate," we mean with respect to any redemption date the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        When we use the term "Comparable Treasury Issue," we mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Independent Investment Banker" means each of Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer.

        "Comparable Treasury Price" means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

        "Par Call Date" means August 1, 2028 (the date that is three months prior to the maturity date of the notes).

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date prior to the Par Call Date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

        When we use the term "Remaining Scheduled Payments," we mean with respect to any note the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date if such note matured on the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

  Our Redemption Rights

        We may redeem the notes at our option and at any time, either as a whole or in part.

        If we elect to redeem the notes prior to the Par Call Date, we will pay a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, and

  •
  the sum of the present values of the Remaining Scheduled Payments, plus accrued and unpaid interest.

        In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points.

        If we elect to redeem the notes at any time on or after the Par Call Date, we will pay a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        In the case of a partial redemption of the notes, the notes to be redeemed will be selected by such method as the trustee shall deem fair and appropriate, which may include selection pro rata or by lot, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes, provided that if the notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures. The calculation of the redemption price and accrued interest payable upon a redemption shall be made by the Company or on behalf of the Company by such persons as the Company may designate; provided that such calculation shall not be the duty or obligation of the trustee unless otherwise expressly agreed.

        Notice of any redemption will be sent at least 15 days but not more than 45 days before the redemption date to each holder of notes to be redeemed.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase upon Change of Control Repurchase Event

        If a Change of Control Repurchase Event (as defined below) occurs with respect to the notes, unless we have exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in denominations of $2,000 or integral multiples of $1,000 in excess thereof) of that holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The trustee shall have no duty or obligation to determine whether a Change of Control Repurchase Event has occurred or is continuing.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

        On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes (in denominations of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to our offer;

  •
  deposit with the trustee an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by us.

        The trustee will promptly pay to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.

        We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

  Definitions

        "Below Investment Grade Rating Event" means the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Kimberly-Clark and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the

Exchange Act), other than Kimberly-Clark or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Kimberly-Clark's Voting Stock; or (3) the first day on which a majority of the members of Kimberly-Clark's Board of Directors are not Continuing Directors.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Kimberly-Clark who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Kimberly-Clark's proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings Ltd.

        "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

        "Moody's" means Moody's Investors Service Inc.

        "Rating Agency" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody's or S&P, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Voting Stock" means Kimberly-Clark capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Kimberly-Clark, even if the right so to vote has been suspended by the happening of such a contingency.

Further Issues

        We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally with the notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further notes or except, in some cases, for the first payment of interest following the issue date of such further notes). Such further notes may be consolidated and form a single series with the previously issued notes and have the same terms as to status, redemption or otherwise as the notes.

Defeasance and Covenant Defeasance

        The provisions of Sections 402 and 1006 of the indenture relating to defeasance as described under "Description of Debt Securities—Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquires the notes upon original issuance at their "issue price" (i.e., the first price at which a substantial portion of the notes is sold for cash (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). The issuer expects, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount for United States federal income tax purposes.

        A "non-U.S. holder" means a beneficial owner of the notes (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly retroactively, or subject to different interpretation, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all United States federal income tax considerations and does not deal with United States federal non-income tax considerations (including, without limitation, United States federal gift and estate tax considerations) or any foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including, for example, if you are a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank or other financial institution, an employee stock ownership plan, a United States expatriate, a "controlled foreign corporation," a "passive foreign investment company," a corporation that accumulates earnings to avoid tax, an insurance company, a tax-exempt organization, a person subject to the alternative minimum tax, a person that owns notes that are a hedge or that are hedged against interest rate or currency risks, a person that owns notes as part of a straddle, conversion, integrated or constructive sale transaction for tax purposes, a person that purchases or sells notes as part of a wash sale for tax purposes, an accrual basis taxpayer subject to special tax accounting rules under Section 451(b) of the Code or a partnership or other pass-through entity for United States federal income tax purposes (or an investor in any such entity)). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your tax advisor concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Certain Contingent Payments

        We may become obligated to pay an amount in excess of the stated interest and/or the principal amount of the notes, as described, for example, in "Description of Notes—Repurchase upon Change of Control Repurchase Event." Although the matter is not free from doubt, we intend to take the position that the notes should not be characterized as contingent payment debt instruments under United States federal income tax law. Our determination as to the characterization of the notes as not being contingent payment debt instruments is inherently factual and is not binding on the Internal Revenue Service ("IRS"). If the IRS successfully takes a contrary position, a holder subject to United States federal income tax may be required (i) to accrue interest income at a rate higher than the stated interest rate on the notes, and (ii) to treat as ordinary income, rather than capital gain, a portion or all of any gain on the sale or other taxable disposition of the notes. Our determination that the notes are not contingent payment debt instruments is binding on you, unless you disclose in the proper manner to the IRS that you are taking a different position. You should consult your tax advisor about the risk of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Payments of Interest

        Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes made to you, provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code;

  •
  you are not a controlled foreign corporation that is related (actually or constructively) to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is a receipt of interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  either (a) you provide your name and address on an applicable IRS Form W-8 (together with all appropriate attachments), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries, and you and the intermediaries satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax").

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then, although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied, you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Sale or Other Taxable Disposition of Notes

        Subject to the discussion of backup withholding and FATCA below, any gain realized by you on the sale or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

Information Reporting and Backup Withholding

        Generally, we or other payors must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient, and you comply with certain certification requirements, as described above in the fifth bullet point under "—Payments of Interest." Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain United States-related financial intermediaries, unless you comply with such certification requirements and the payor does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient, or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) (whether such foreign financial institution is a beneficial owner or intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an applicable intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) (whether such non-foreign financial entity is a beneficial owner or intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, either (x) evidencing an exemption from FATCA, or (y) certifying that such non-foreign financial entity does not have any substantial United States owners or providing adequate information regarding such owners. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

        The preceding discussion of certain United States federal income tax consequences is for general information only and is not tax advice. Accordingly, you should consult your tax advisor as to particular tax consequences to you of purchasing, holding and disposing of the notes, including the applicability and effect of any state, local or foreign tax laws or any United States federal non-income tax laws and of any pending or subsequent changes in applicable laws.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement dated October 24, 2018, each underwriter named below has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$116,500,000
Goldman Sachs & Co. LLC	$116,500,000
J.P. Morgan Securities LLC	$116,500,000
HSBC Securities (USA) Inc.	$39,000,000
Morgan Stanley & Co. LLC	$39,000,000
Deutsche Bank Securities Inc.	$28,000,000
RBC Capital Markets, LLC	$28,000,000
Citigroup Global Markets Inc.	$5,500,000
Credit Suisse Securities (USA) LLC	$5,500,000
MUFG Securities Americas Inc.	$5,500,000

Total	$500,000,000

        Under the terms and conditions of the underwriting agreement, the several underwriters are committed to take and pay for all of the notes, if any are taken.

        The following table shows the underwriting discount and commission we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Kimberly-Clark
Per Note	0.450%

        The underwriters propose to offer the notes directly to purchasers at the initial public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain securities dealers at such price less a concession of 0.300% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed 0.200% of the principal amount of the notes to certain brokers and dealers.

        After the notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        In connection with this offering, certain underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions, pursuant to which such persons may bid for or purchase notes for the purpose of stabilizing their market price. The underwriters also may create a short position for the account of the underwriters by selling more notes in connection with the offering than they are committed to purchase from us, and in such case may purchase notes in the open market following completion of the offering to cover such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required and, if they are undertaken, they may be discontinued at any time.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $724,500.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they have received customary fees and commissions, including participating as lenders in our existing syndicated aggregate $2.5 billion revolving credit facilities. The underwriters and their affiliates may also provide such services to us and our affiliates in the future for customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        It is expected that delivery of the notes will be made against payment therefor on or about October 29, 2018, which is the third business day following the date hereof (such settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation

(EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

        The notes may not be offered or sold, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Singapore Securities and Futures Act Product Classification

        Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Kimberly-Clark Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 VALIDITY OF NOTES

        The validity of the notes offered hereby is being passed upon for Kimberly-Clark by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 2017, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

        This prospectus relates to debt securities, common stock, preferred stock and warrants that we may sell from time to time in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for shares of our common stock or other securities.

        Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. We will provide specific terms of the offerings in supplements to this prospectus. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

        The common stock of Kimberly-Clark Corporation is listed on the New York Stock Exchange (the "NYSE") under the symbol "KMB." Any common stock of Kimberly-Clark Corporation sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.

        Investing in these securities involves certain risks. See the "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 14, 2016.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. The date of this prospectus can be found on the first page. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

i

About This Prospectus

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

        Unless we otherwise specify or the context otherwise requires, references to "Kimberly-Clark," "we," "us," and "our" refer to Kimberly-Clark Corporation and its consolidated subsidiaries.

Risk Factors

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading "Where You Can Find More Information" below as well as the risks included and incorporated by reference in this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, including the specific risks that may be included in a prospectus supplement under the caption "Risk Factors."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for more information concerning its Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.kimberly-clark.com. The information on our website is not part of this prospectus

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information later filed with the SEC automatically updates and supersedes information in this prospectus.

        We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  Our annual report on Form 10-K for the year ended December 31, 2015.

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  Our quarterly report on Form 10-Q for the quarter ended March 31, 2016.

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  Our current reports on Form 8-K filed with the SEC on January 25, 2016, February 22, 2016, and May 5, 2016.

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  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 28, 1988, including any amendments or reports filed for the purpose of updating such description.

        We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

         We will provide to you at no charge, upon your written or oral request, a copy of these filings or any other information incorporated by reference in this prospectus, other than exhibits to the filings which are not specifically incorporated by reference. You may request this information by contacting us at the following address and telephone number:

Kimberly-Clark Corporation
P.O. Box 619100
Dallas, Texas 75261-9100
Attention: Secretary
(972) 281-1200

Forward-Looking Statements

         Any prospectus supplement and documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "goals," "plans," "believes," "continues," "may," "will" and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning business outlook, including the anticipated costs, scope, timing and financial and other effects of the company's cost saving programs, cash flow and uses of cash, growth initiatives, innovations, marketing and other spending, cost savings and reductions, net sales, anticipated currency rates and exchange risks, raw material, energy and other input costs, contingencies and anticipated transactions of Kimberly-Clark, including dividends, share repurchases and pension contributions. These statements are based upon our expectations and beliefs concerning future events affecting us. We cannot assure you that these events will occur or that our results will be as estimated.

         The assumptions used as a basis for the forward-looking statements include many estimates that, among other things, depend on the achievement of future cost savings and projected volume increases. In addition, many factors outside our control, including fluctuations in foreign currency exchange rates, the prices and availability of our raw materials, potential competitive pressures on selling prices for our products, energy costs and retail trade customer actions, as well as general economic and political conditions globally and in the markets in which we do business, could affect the realization of these estimates. These factors, together with those described in our Annual Report on Form 10-K under Item 1A, "Risk Factors", in any applicable prospectus supplement and in our other SEC filings, could cause our future results to be materially different from those described in any forward-looking statements made by, or on behalf of, us. Other factors not presently known to us or that we presently consider immaterial could also affect our business operations and financial results. We do not undertake any duty to update forward-looking statements to reflect future events or changes in our expectations.

Description of Kimberly-Clark

         Kimberly-Clark is a global company focused on leading the world in essentials for a better life through product innovation and building its personal care, consumer tissue and K-C Professional brands. Kimberly-Clark is principally engaged in the manufacturing and marketing of a wide range of products mostly made from natural or synthetic fibers using advanced technologies in fibers, nonwovens and absorbency.

         Kimberly-Clark is organized into operating segments based on product groupings. These operating segments have been aggregated into three reportable global business segments. Information on these three segments, as well as their principal sources of revenue, is included below.

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  Personal Care brands offer Kimberly-Clark's consumers a trusted partner in caring for their families by delivering confidence, protection and discretion through a wide variety of innovative solutions and products such as disposable diapers, training and youth pants, swimpants, baby wipes, feminine and incontinence care products, and other related products. Products in this segment are sold under the Huggies, Pull-Ups, Little Swimmers, GoodNites, DryNites, Kotex, U by Kotex, Intimus, Depend, Plenitud, Poise and other brand names.

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  Consumer Tissue offers a wide variety of innovative solutions and trusted brands that touch and improve people's lives every day. Products in this segment include facial and bathroom tissue, paper towels, napkins and related products, and are sold under the Kleenex, Scott, Cottonelle, Viva, Andrex, Scottex, Neve and other brand names.

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  K-C Professional partners with businesses to create Exceptional Workplaces, helping to make them healthier, safer and more productive through a range of solutions and supporting products such as wipers, tissue, towels, apparel, soaps and sanitizers. Kimberly-Clark's brands, including Kleenex, Scott, WypAll, Kimtech and Jackson Safety, are well-known for quality and trusted to help people around the world work better.

        These reportable segments were determined in accordance with how our chief operating decision maker and our executive managers develop and execute our global strategies to drive growth and profitability of our worldwide personal care, consumer tissue and K-C Professional operations. These strategies include global plans for branding and product positioning, technology, research and development programs, cost reductions including supply chain management and capacity and capital investments for each of these businesses.

        Products for household use are sold directly to supermarkets, mass merchandisers, drugstores, warehouse clubs, variety and department stores and other retail outlets, as well as through other distributors and e-commerce. Products for away-from-home use are sold through distributors and directly to manufacturing, lodging, office building, food service and high volume public facilities.

        Kimberly-Clark was incorporated in Delaware in 1928. Our principal executive offices are located at 351 Phelps Drive, Irving, Texas 75038 and our telephone number is (972) 281-1200.

Ratio of Earnings to Fixed Charges

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

Three Months Ended	Year Ended December 31
March 31, 2016	2015	2014	2013	2012	2011
8.09x	4.63x	7.15x	7.99x	6.73x	6.45x

        For the purpose of calculating these ratios, "earnings" are defined as income from continuing operations before income taxes, interest expense, an interest factor attributable to rent expense, amortization of capitalized interest and distributed income of equity affiliates in which at least 20% but less than 50% is owned. "Fixed charges" consist of interest expense, capitalized interest and an interest factor attributable to rent expense.

        If we offer preferred stock under this prospectus, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings in the applicable prospectus supplement for such offering.

 Use of Proceeds

        Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of securities offered by this prospectus for general corporate purposes, which may include working capital, acquisitions, repurchases of common stock, capital expenditures and the repayment of indebtedness.

Description of Debt Securities

        The general provisions of the debt securities are described below. The specific terms of the debt securities and the extent, if any, to which the general provisions may not apply will be described in a prospectus supplement.

        The debt securities will be issued under the first amended and restated indenture dated as of March 1, 1988, as amended by the first and second supplemental indentures dated as of November 6, 1992 and May 25, 1994, respectively.

        We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. For information on obtaining a copy of the indenture, see "Where You Can Find More Information" in this prospectus.

General

        The debt securities will be unsecured obligations and will rank equally and ratably with all of our other currently outstanding unsecured and unsubordinated debt. In addition to the debt securities that we may offer under this prospectus, we may issue additional debt in an unlimited amount in one or more series under the indenture or other agreements. This additional debt may contain provisions different from those included in the indenture or applicable to one or more series of debt securities.

Prospectus Supplement

        You should refer to the prospectus supplement for the following specific terms of the debt securities:

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  the title;

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  the aggregate principal amount;

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  the initial offering price(s) at which they will be sold;

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  the date(s) on which the principal will be payable;

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  the rate(s) (which may be fixed or variable) at which they will bear interest, if any, and the date(s) from which the interest, if any, will accrue;

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  the date(s) on which the interest, if any, will be payable and any record dates for the interest payments;

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  any sinking fund or similar provisions, whether mandatory or at your option, along with the periods, prices and terms of redemption, purchase or repayment;

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  any provisions for redemption or purchase, at our option or otherwise, including the periods, prices and terms of redemption or purchase;

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  the amount or percentage payable if their maturity is accelerated, if other than the entire principal amount;

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  the currency of our payments of principal, premium, if any, and interest, and any index used to determine the amounts of such payments;

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  any defeasance provisions with respect to the amount we owe, restrictive covenants and/or events of default; and

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  any other terms in addition to those described in this prospectus.

        We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations relating to any original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily protect you in the event of a highly leveraged or other transaction to which we are or may become a party.

Restrictive Covenants

  Meanings of Terms.

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  When we use the term "attributable debt" in the context of a sale and lease-back transaction, we mean the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and lease-back transaction, as determined by us in good faith) of our obligation thereunder for rental expenses. We exclude from this calculation any amounts we pay for maintenance and repairs, insurance, taxes, assessments, water rates or similar charges, or amounts contingent upon sales amounts.

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  When we use the term "consolidated net tangible assets," we mean the total amount of our assets minus (a) applicable reserves, (b) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness) and (c) intangible assets. Our consolidated net tangible assets include any attributable debt with respect to a sale and lease-back transaction that is not capitalized on our balance sheet.

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  When we use the term "principal property," we mean any of our mills, manufacturing plants, manufacturing facilities or timberland, located within the United States having a gross book value in excess of 1% of our consolidated net tangible assets and which is owned by us or any restricted subsidiary. However, if our board of directors decides that any facility is not of material importance, it will not be considered a principal property.

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  When we use the term "restricted subsidiary," we mean any of our subsidiaries (a) which has substantially all of its property or conducts substantially all of its business in the United States, and (b) which owns a principal property. The term does not include subsidiaries whose business consists principally of financing operations outside the United States or leasing or financing installment receivables.

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  When we use the term "sale and lease-back transaction," we mean any arrangement where we or any restricted subsidiary lease a principal property from a third party and the principal property has been or is to be sold or transferred by us or the restricted subsidiary to the third party with the intention of taking back the lease. The term does not include temporary leases of three years or less, including any renewal thereof, or certain intercompany leases.

        Liens.    Section 1004 of the indenture provides that we will not, and will not permit any restricted subsidiary to, issue, assume or guarantee any debt secured by a mortgage, security interest, pledge or lien (hereafter called a "mortgage") of or on any principal property, or any shares of capital stock or debt of any restricted subsidiary, without also providing that the debt securities (together with, if we determine, any other indebtedness issued, assumed or guaranteed by us or any restricted subsidiary and then existing or thereafter created) shall be secured by the mortgage equally and ratably with or prior to such debt. This restriction does not apply to:

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  mortgages on any property acquired, constructed or improved by, or on any shares of capital stock or debt acquired by, us or any restricted subsidiary to secure debt which finances all or any part of (a) the purchase price of the property, shares or debt, or (b) the cost of constructing or improving the property, and which debt is incurred prior to or within 360 days after the acquisition, completion of construction or commencement of commercial operation of the property;

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  mortgages on any property, shares of capital stock or debt existing at the time we or any restricted subsidiary acquires the property, shares or debt;

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  mortgages on property of a corporation existing at the time that corporation merges or consolidates with us or any restricted subsidiary or at the time that corporation sells or transfers all or substantially all of its properties to us or any restricted subsidiary;

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  mortgages on any property, shares of capital stock or debt of any corporation existing at the time that corporation becomes a restricted subsidiary;

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  mortgages to secure intercompany debt among us and/or any of our restricted subsidiaries;

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  mortgages in favor of governmental bodies to secure advance or progress payments or to secure the purchase price of the mortgaged property; and

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  extensions, renewals or replacements of any existing mortgage or any mortgage referred to above.

        In addition, we or any restricted subsidiary may, without equally and ratably securing the debt securities, issue, assume or guarantee debt secured by a mortgage not excepted above, if the aggregate amount of the debt, together with (a) all other debt secured by mortgages not so excepted, and (b) the attributable debt with respect to sale and lease-back transactions, does not at the time exceed 5% of our consolidated net tangible assets. For purposes of clause (b) of this calculation, certain sale and lease-back transactions in which the attributable debt has been applied to the optional prepayment or retirement of long-term debt are excluded.

        Arrangements under which we or any restricted subsidiary transfer an interest in timber but retain an obligation to cut the timber in order to provide the transferee with a specified amount of money will not create a mortgage or a sale and lease-back transaction under the indenture.

        Sale and Lease-Back Transactions.    Section 1005 of the indenture provides that neither we nor any restricted subsidiary may engage in sale and lease-back transactions with respect to any principal property unless:

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  we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property pursuant to the exceptions described in "Liens" above;

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  we or the restricted subsidiary are able, without equally and ratably securing the debt securities, to incur debt secured by a mortgage on the property in an amount at least equal to the attributable debt with respect to the transaction; or

within 360 days after the effective date of the transaction, we or the restricted subsidiary apply an amount equal to the attributable debt with respect to the transaction to the optional prepayment or retirement of our long-term debt or that of any restricted subsidiary.

Consolidations, Mergers and Sales of Assets

        Section 801 of the indenture provides that we may consolidate with or merge into, and sell or transfer all or substantially all of our property and assets to, any other corporation. The corporation formed by the consolidation or into which we merge, or the corporation which acquires all or substantially all of our property and assets, must assume, by execution of a supplemental indenture, our obligations to:

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  pay the principal of, premium, if any, and interest on the debt securities when due; and

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  perform and observe all the terms, covenants and conditions of the indenture.

If, upon the consolidation, merger, sale or transfer, any principal property or any shares of capital stock or debt of any restricted subsidiary would become subject to a mortgage, security interest, pledge or lien securing any debt of, or guaranteed by, the other corporation, we must secure, prior to the consolidation, merger, sale or transfer, the payment of the principal of, premium, if any, and interest on the debt securities equally and ratably with or prior to the debt secured by the mortgage, security interest, pledge or lien. This provision would not apply to any mortgage which would be permitted under "Liens" above.

Events of Default

        Section 501 of the indenture provides that the following are events of default with respect to debt securities of any series:

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  our failure to pay principal or premium, if any, on any debt security of that series at maturity;

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  our failure to pay interest on any debt security of that series when due, continued for 30 days;

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  our failure to make any sinking fund payment, when due, in respect of any debt security of that series;

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  our failure to perform any other covenant or agreement in the indenture that is applicable to debt securities of that series, continued for 90 days after written notice;

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  certain events involving bankruptcy, insolvency or reorganization; and

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  any other event of default applicable to debt securities of that series.

         An event of default with respect to a particular series of debt securities (except as to matters involving bankruptcy, insolvency or reorganization) does not necessarily mean that there is an event of default with respect to any other series of debt securities.

         If an event of default occurs and continues, the trustee or the holders of at least 25% of the outstanding debt securities of that series may declare those debt securities to be due and payable. However, at any time after such a declaration of acceleration has been made, but before the stated maturity of the debt securities, the holders of a majority of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul the acceleration if all events of default with respect to the debt securities, other than the non-payment of accelerated principal, have been cured or waived. You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities upon the occurrence and continuance of an event of default.

         Subject to the trustee's duties in the case of an event of default, the trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any holder unless one or more of them shall have offered reasonable indemnity to the trustee. Subject to this indemnification provision and certain other rights of the trustee, the holders of a majority of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, unless:

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  the holder shall have previously notified the trustee of a continuing event of default with respect to debt securities of that series and the holders of at least 25% of the outstanding debt securities of that series shall have requested, and offered reasonable indemnity to, the trustee to institute the proceeding;

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  the trustee shall not have received from the holders of a majority of the outstanding debt securities of that series a direction inconsistent with the request; and

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  the trustee shall have failed to institute the proceeding within 60 days.

         However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the debt security on or after the applicable due dates and to sue for the enforcement of any such payment.

         The indenture requires us to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any non-monetary default with respect to debt securities of the series if it considers it in the interest of the holders to do so.

Defeasance and Covenant Defeasance

         Section 402 of the indenture provides that we may be discharged from most of our obligations in respect of the outstanding debt securities of any series if we irrevocably deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. This arrangement requires that we (a) deliver to the trustee an opinion of counsel that we have received an Internal Revenue Service ruling, or a ruling of the Internal Revenue Service has been published that in the opinion of counsel establishes, that holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit, defeasance and discharge, (b) deliver to the trustee an opinion of counsel that the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit, defeasance and discharge, and (c) deliver to the trustee an officer's certificate and opinion of counsel, each stating that all conditions precedent to the deposit, defeasance and discharge have been met.

         Section 1006 of the indenture provides that we need not comply with certain restrictive covenants, including those described under "Liens" and "Sale and Lease-back Transactions" above, and that our failure to comply would not be an event of default under the outstanding debt securities of any series, if we deposit with the trustee money and/or United States government securities which, together with the income from those securities, are sufficient to pay the principal of, premium, if any, and each installment of interest on the outstanding debt securities of the series on the stated maturity or redemption date, as the case may be. Our other obligations under the indenture and the outstanding debt securities of the series would remain in full force and effect. This arrangement requires that we deliver to the trustee an opinion of counsel that (a) the holders of the outstanding debt securities of the series will have no federal income tax consequences as a result of the deposit and defeasance, (b) the outstanding debt securities of the series, if then listed on any securities exchange, will not be delisted as a result of the deposit and defeasance, and (c) deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the defeasance have been complied with.

         In the event the outstanding debt securities of the applicable series are declared due and payable because of the occurrence of an event of default, the amount of money and government securities on deposit with the trustee may not be sufficient to pay amounts due on the outstanding debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable to pay these amounts.

Amendments to the Indenture and Waiver of Covenants

         Section 902 of the indenture provides that we may amend the indenture with the consent of the holders of at least 66 2/3% of the outstanding debt securities of each series affected by the amendments. However, unless we have the consent of each holder of the affected debt securities, we may not:

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  change the maturity date of the principal amount of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, premium, if any, or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

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  change the place or currency of payment of the principal of, premium, if any, of or interest on, any debt security;

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  impair the right to sue for payment with respect to any debt security after its maturity date; or

  •
  reduce the percentage of outstanding debt securities of any series which is required to consent to an amendment of the indenture or to waive our compliance with certain provisions of the indenture or certain defaults.

         The holders of 66 2/3% of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive covenants of the indenture. The holders of a majority of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except (a) a default in the payment of the principal of, premium, if any, or interest on any debt security of that series, or (b) in respect of a provision which under the indenture cannot be amended without the consent of each holder of the affected debt securities.

Payments, Transfer and Exchange

         Unless otherwise indicated in the prospectus supplement, we will make payments of principal, premium, if any, and interest on the debt securities, and you may exchange and transfer the debt securities, at the office of the trustee at The Bank of New York Mellon Trust Company, N.A., 601 Travis St., Floor 16, Houston, Texas 77002. We may elect to pay any interest by check mailed by first class mail to the address of the person entitled to receive the payment as it appears in the trustee's security register.

         We will not charge you for any transfer or exchange of debt securities, but we may require you to pay any related tax or other governmental charge.

Form of Debt Securities

         The debt securities will be issued in registered form. We will issue debt securities only in denominations of $1,000 or integral multiples of that amount, unless the prospectus supplement states otherwise.

         Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the debt securities distributed in that series.

Global Securities

        In General.    Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company.

         If a depositary for a series of debt securities is unwilling or unable to continue as depositary, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

        Ownership of the Global Securities; Beneficial Ownership.    So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

         A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

         Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

         We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. None of Kimberly-Clark, the trustee or any agent of Kimberly-Clark or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

         The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

         Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor.

Same-Day Settlement and Payment

         Settlement by the purchasers of the debt securities will be made in immediately available funds. All payments by us to the depositary of principal and interest will be made in immediately available funds.

         The debt securities will trade in the depositary's settlement system until maturity, and therefore the depositary will require secondary trading activity in the debt securities to be settled in immediately available funds.

The Depository Trust Company

         The following is based on information furnished by The Depository Trust Company ("DTC") and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

        Registered Owner.    The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

        DTC Organization.    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with DTC's participants. The rules that apply to DTC and its participants are on file with the SEC.

        DTC Activities.    DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates.

        Participants' Records.    The debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC's records. The beneficial owner's ownership interest in the debt securities is in turn recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmations from DTC of their purchases, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities. Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

        DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

        Notices Among DTC, Participants and Beneficial Owners.    Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

        Voting Procedures.    Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.'s consenting or voting rights to the direct participants to whose accounts the securities are credited on the record date.

        Payments.    Principal and interest payments made by us will be delivered to Cede & Co. DTC's practice is to credit direct participants' accounts upon receipt of funds and corresponding detail information on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time. We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to Cede & Co. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

Governing Law

        New York law will govern the indenture and the debt securities.

The Trustee

        The Bank of New York Mellon Trust Company, N.A (as the successor trustee) is the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to debt securities previously issued under the indenture. We may have normal banking relationships with the trustee and its affiliates in the ordinary course of business.

Description of Capital Stock

         Set forth below is a description of our capital stock. The following description is a summary and is subject to the provisions of our Amended and Restated Certificate of Incorporation, our By-laws and the relevant provisions of the law of the State of Delaware.

Common Stock

         We are currently authorized to issue up to 1,200,000,000 shares of common stock, par value $1.25 per share. As of May 31, 2016, we had outstanding 360,063,366 shares of our common stock. The shares of common stock outstanding are fully paid and nonassessable.

         Holders of our common stock are entitled to share equally and ratably in any dividends and in any assets available for distribution to stockholders on liquidation, dissolution or winding-up, subject, if preferred stock is then outstanding, to any preferential rights of such preferred stock. Each share of common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. The common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

         Dividends may be paid on our common stock out of funds legally available for dividends, as and when declared from time to time by our board of directors.

         Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Preferred Stock

         We are also authorized to issue up to 20,000,000 shares of preferred stock, no par value per share, in one or more series. If preferred stock is issued, our board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series. As of May 31, 2016, no shares of preferred stock were issued and outstanding.

Anti-Takeover Provisions

         The provisions of Delaware law and our Amended and Restated Certificate of Incorporation and By-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest.

        Director Nominations.    Our stockholders may nominate candidates for our board of directors or propose business to be acted upon at an annual meeting only if the stockholders follow the advance notice procedures described in our By-laws. To be properly brought before an annual meeting of stockholders, any stockholder nomination must be delivered to our secretary at our principal executive office not less than 75 days nor more than 100 days prior to the annual meeting. If, however, less than 75 days' notice or prior public announcement of the date of the annual meeting is given or made to stockholders, to be timely, the stockholder's nomination must be received not later than the tenth day following the day on which notice of the meeting date was mailed or public announcement was made, whichever occurs first. Generally, a proposal for business (other than the nomination or election of directors) must be delivered to our secretary at our principal executive office not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting. In all cases, the notice must include the name and address of, and the number and type of shares owned by, the stockholder and certain of its affiliates, any derivative positions beneficially held by the stockholder and certain of its affiliates, any rights to dividends on our shares that are separated or separable from our underlying shares, any performance-related fees (other than an asset-based fee) that the stockholder or certain of its affiliates are entitled to based on any increase or decrease in the value of our shares or any derivative position and a representation as to whether the stockholder or certain of its affiliates intend to make such a proposal or nomination and to solicit proxies in support of it. If the stockholder submits a nomination to our board of directors, in addition to the foregoing, the nomination must include certain information as to such nominee including compensation arrangements and other relationships between the stockholder and the nominee, the background and experience of the nominee, and all other information required to be disclosed in solicitations of proxies for election of directors in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended. The nominee must also provide a written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

         Our stockholders may nominate candidates for our board of directors or propose business to be acted upon at a special meeting if the stockholders follow the advance notice procedures described in our By-laws. If a special meeting of stockholders is called for the purpose of electing one or more directors, a stockholder may nominate a person or persons as specified in our By-laws by delivering to our secretary at our principal executive office not less than 75 days nor more than 100 days prior to such special meeting all information required as if such nomination was being made at an annual meeting of stockholders. If, however, less than 75 days' notice or prior public announcement of the date of the meeting is given or made to stockholders, to be timely, the stockholder's nomination must be received not later than the tenth day following the day on which notice of the meeting date was mailed or public announcement was made, whichever occurs first.

         In addition to the director nomination provisions described above, our By-laws permit any stockholder or group of up to twenty stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of our By-laws is the greater of two or 20% of the total number of Kimberly-Clark directors on the last day a notice of nomination may be submitted. Notice of a nomination under our proxy access By-law provisions must be submitted to our secretary at our principal executive office within the time periods for stockholder notices of director nominations described above for annual meetings. The notice must contain the information described above, along with certain additional information specified in our By-laws.

         Director nominations that are late or that do not include all required information may be rejected. This could prevent stockholders from making director nominations.

        No Action by Written Consent.    Our Amended and Restated Certificate of Incorporation states that action may be taken by stockholders only at annual or special meetings of the stockholders, and that stockholders may not act by written consent.

        Special Meetings of Stockholders.    The Amended and Restated Certificate of Incorporation and our By-laws vest the power to call special meetings of stockholders in our chairman of the board, our chief executive officer, our board of directors or, subject to certain restrictions contained in our By-laws, the holders of not less than 25% of our issued and outstanding shares of capital stock entitled to vote to request that a special meeting of stockholders be called. Each request for a special meeting must contain certain information about the requesting stockholders described in our By-laws.

        Certain Anti-Takeover Effects of Delaware Law.    We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date when the person became an interested stockholder, unless:

  •
  either the business combination or the transaction which caused the stockholder to become an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained that status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for the purposes of determining voting stock outstanding (but not voting stock owned by the interested stockholder) shares owned by certain insiders and certain employee stock plans; or

  •
  on or subsequent to such date, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock.

         The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

 Description of Warrants

        We may issue warrants, in one or more series, for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, these securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Each warrant agreement will be between us and a banking institution or trust company, as warrant agent. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:

  •
  the title and the aggregate number of warrants;

  •
  the securities for which such warrants are exercisable;

  •
  the date or dates on which the right to exercise such warrants commence and expire;

  •
  the price or prices at which such warrants are exercisable;

  •
  the currency or currencies in which such warrants are exercisable;

  •
  the periods during which and places at which such warrants are exercisable;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  the identity of the warrant agent; and

  •
  the exchanges, if any, on which such warrants may be listed.

 Plan of Distribution

         We may offer and sell the securities from time to time as follows:

  •
  through agents;

  •
  to dealers;

  •
  to underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

         The distribution of the securities may be made from time to time in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at prices determined by an auction process; or

  •
  at negotiated prices

Through Agents

         We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933. Any agent will be acting on a "best efforts" basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

  To Dealers

         The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act of 1933.

  To Underwriters

         We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

         In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

         We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

        Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Legal Matters

        The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, such counsel will be named in the applicable prospectus supplement.

Experts

        The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Corporation's Annual Report on Form 10-K, and the effectiveness of the Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$500,000,000
3.950% Notes due 2028

PROSPECTUS SUPPLEMENT

October 24, 2018

Joint Book-Running Managers

Barclays
Goldman Sachs & Co. LLC
J.P. Morgan
HSBC
Morgan Stanley

Senior Co-Managers

Deutsche Bank Securities
RBC Capital Markets

Co-Managers

Citigroup
Credit Suisse
MUFG